Exhibit 10.1

AMENDMENT TO LOAN AGREEMENT

September 27, 2004

Dotronix, Inc.
160 First Street SE
New Brighton, MN 55112-7894

Dear Ladies and Gentlemen:

        The undersigned ("Lender") hereby agrees to amend the Loan Agreement dated April 7, 2004 (the "Original Loan Agreement") between the undersigned and Dotronix, Inc. ("Borrower") as set forth below. Capitalized terms shall have the meanings provided to them in the Original Loan Agreement unless defined otherwise in this Agreement.

        1.      Lender hereby agrees to lend to Borrower a principal amount of up to $1,000,000 until November 1, 2005. The first sentence in the paragraph entitled "The Loan" in the Original Loan Agreement is hereby replaced with the following language:

        "Subject to the terms and conditions of this Agreement, Lender will make loans to the Borrower (collectively, the "Loan") from time to time from the date hereof until November 1, 2005, during which period the Borrower may repay and reborrow in accordance with the provisions hereof, provided, that the aggregate unpaid principal amount of all outstanding loans under this Agreement shall not exceed $1,000,000 at any time."

        The remainder of the Original Loan Agreement is hereby amended to the extent necessary so as to reflect the increase of the maximum principal amount from $450,000 to $1,000,000, and the extension of the payment period from April 7, 2005 to November 1, 2005.

        The remaining terms and conditions of the Original Loan Agreement remain in full force and effect.

        2.      Lender herewith returns to Borrower the Note evidencing the original Loan of up to $450,000, payable on or before April 7, 2004 (the "Old Note"). Upon the return of the Old Note and the receipt of this Agreement signed by Lender, Borrower shall issue to Lender a new note (the "New Note") for a principal amount of up to $1,000,000, payable on or before November 1, 2005. With the exception of the maximum principal amount of $1,000,000 and the expiration date of November 1, 2005, all terms and conditions of the New Note shall be identical with the terms of the Old Note.

        3.      In consideration of Lender's agreement to increase and extend the Loan, Borrower agrees to issue to Lender one seven-year warrant in a form acceptable to Lender to purchase one share of the Borrower's common stock at an exercise price of $1.50 for each $4 of the principal amount in excess of $450,000 that Lender actually advances to Borrower (the "Additional Warrant"). The Additional Warrant shall be issued promptly each time upon Borrower's receipt of an advance on the Loan if the outstanding principal amount under the Loan exceeds $450,000.

LENDER:

/s/ Terry L. Myhre

Terry L. Myhre

        Accepted and agreed to as of the date above.

DOTRONIX, INC.

By: /s/ Robert V. Kling

Robert V. Kling Its: Chief Financial Officer

ACCEPTANCE AND ACKNOWLEDGMENT

        The undersigned hereby consents to the foregoing Amendment to Loan Agreement.

THE ESTATE OF WILLIAM S. SADLER, by its personal representatives

/s/ Dorothy E. Sadler

Dorothy E. Sadler, and

/s/ Jill D. Sadler

Jill D. Sadler, and

/s/ Kurt T. Sadler

Kurt T. Sadler